Exhibit 10.3

FOURTH AMENDMENT

TO MASTER DISBURSEMENT AGREEMENT

THIS FOURTH AMENDMENT TO MASTER DISBURSEMENT AGREEMENT (this “Amendment”) is made and entered into as of August 15, 2006, by and among WYNN LAS VEGAS, LLC, a Nevada limited liability company (the “Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Bank Agent (the “Bank Agent”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Disbursement Agent (the “Disbursement Agent”), with respect to the following:

Recitals

A. Disbursement Agreement. The undersigned are parties to that certain Master Disbursement Agreement, dated as of December 14, 2004 (as amended by that certain First Amendment to Master Disbursement Agreement, dated as of April 26, 2005, as amended by that certain Second Amendment to Master Disbursement Agreement, dated as of June 29, 2005, as amended by that certain Third Amendment to Master Disbursement Agreement, dated as of March 15, 2006, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Disbursement Agreement”), among the Company, the Bank Agent, U.S. Bank National Association, as the indenture trustee (the “Indenture Trustee”), and the Disbursement Agent. The defined terms used herein and not otherwise defined herein shall have the meanings given in the Disbursement Agreement.

B. Right to Amend Disbursement Agreement Without Consent of Indenture Trustee. The Bank Agent, the Disbursement Agent and the Company have the right to amend the Disbursement Agreement as set forth herein without the Indenture Trustee’s consent.

C. Amendment. The undersigned desire to amend the Disbursement Agreement to reflect certain agreements of the parties hereto, all as more particularly set forth herein.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1. AMENDMENTS.

a. Exhibit A. Exhibit A to the Disbursement Agreement is hereby amended by:

(i) Deleting the definition of “Amendment Date” in its entirety and replacing it with the following:

“Amendment Date” means March 15, 2006.”

(ii) Deleting the definition of “Bank Credit Agreement” in its entirety and replacing it with the following:

“Bank Credit Agreement” means that certain Credit Agreement, dated as of December 14, 2004, among the Company, the Bank Agent, Deutsche Bank Securities Inc., as lead arranger and joint book-running manager, Bank of America, N.A., as syndication agent, Banc of America Securities LLC, as joint book-running manager, Bear Stearns Corporate Lending, Inc., as joint documentation agent, Bear, Stearns & Co. Inc., as arranger and joint book-running manager, JPMorgan Chase Bank, N.A., as joint documentation agent, J.P. Morgan, Securities Inc., as arranger and joint book-running manager, Societe Generale, as joint documentation agent, SG Americas Securities, LLC, as arranger and joint book-running manager, and the Bank Lenders, as amended and restated by that certain Amended and Restated Credit Agreement, dated as of August 15, 2006, and as further amended, amended and restated, supplemented or otherwise modified from time to time, or any permitted refinancings thereof.”

(iii) Deleting the definition of “Disbursement Agreement” in its entirety and replacing it with the following:

“Disbursement Agreement” means that certain Master Disbursement Agreement, dated as of December 14, 2004, among the Company, the Bank Agent, the 2014 Notes Indenture Trustee and the Disbursement Agent, as amended by that certain First Amendment to Master Disbursement Agreement, dated as of April 26, 2005, as amended by that certain Second Amendment to Master Disbursement Agreement, dated as of June 29, 2005, as amended by that certain Third Amendment to Master Disbursement Agreement, dated as of March 15, 2006, as amended by that certain Fourth Amendment to Master Disbursement Agreement, dated as of August 15, 2006, and as further amended, amended and restated, supplemented or otherwise modified from time to time.”

(iv) Deleting the definition of “Phase I Excess Cash Flow Credit Amount” in its entirety and inserting the following definition immediately prior to the definition of “Exhausted”:

“Excess Cash Flow Credit Amount” means, at any given time from and after the Phase II Approval Date, the sum of (1) the sum of all dollar amounts included under the column “Excess Cash Flow” for the then-current calendar quarter and all ensuing calendar quarters (or any portion thereof) prior to the Phase II Scheduled Opening Date included in the Projected Excess Cash Flow Schedule, plus (2) the lesser of: (x) the sum of all dollar amounts included under the column “Excess Cash Flow” from the calendar quarter (or portion thereof) occurring from and after the Phase II Scheduled Opening Date and all ensuing calendar quarters prior to the then-anticipated Phase II Project Final Completion Date included in the Projected Excess Cash Flow Schedule and (y) the Remaining Costs with respect to the Phase II Project then anticipated to become due and payable from and after the Phase II Scheduled Opening Date.

To the extent required, the Excess Cash Flow attributable to any calendar quarter shall be pro-rated based on the number of days in such quarter (subject, if necessary, to adjustment to reflect whether the Phase II Opening Date has occurred at such time)”.

(v) Deleting the definition of “Phase I Projected Cash Flow” in its entirety and inserting the following definition immediately prior to the definition of “Project Intended Uses”:

“Projected Excess Cash Flow Schedule” means the schedule of projected “Excess Cash Flow” (as such term is defined in the Bank Credit Agreement) reasonably anticipated by the Company to be generated by operation of the Projects from and after the Phase I Opening Date until the Phase II Project Final Completion Date delivered pursuant to paragraph 2 of that certain Fourth Amendment to Master Disbursement Agreement, dated as of August 15, 2006, by and among the Company, the Bank Agent and the Disbursement Agent, and any subsequent or revised schedule adopted as provided in Section 5.1.4(b) of the Disbursement Agreement.”

(vi) Inserting the following definition immediately prior to the definition of “Required Scope Change Approval”:

“Required Lenders” has the meaning given in the Bank Credit Agreement.”

(vii) Deleting paragraph 8 under “Rules of Interpretation” in its entirety and replacing it with the following:

“Unless expressly described to the contrary, references to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, amended and restated, supplemented or otherwise modified (or reaffirmed by any reaffirmation agreement or other agreement) from time to time and in effect at the time of determination.”

b. Exhibit L. Exhibit L to the Disbursement Agreement is hereby amended by deleting the text thereof in its entirety and replacing such text with the text set forth on Exhibit 1 hereto.

c. Certain Terms. The Disbursement Agreement and Exhibit A to the Disbursement Agreement are hereby amended by deleting the terms “Phase I Excess Cash Flow Credit Amount” and “Phase I Projected Excess Cash Flow Schedule” wherever such terms appear therein and replacing such terms with the terms “Excess Cash Flow Credit Amount” and “Projected Excess Cash Flow Schedule”, respectively.

d. Section 2.2.7. Section 2.2.7 of the Disbursement Agreement is hereby amended by deleting the words “Section 5.1.4” where they appear therein and replacing such words with the words “Section 5.1.3”.

e. Section 3.2.25. Section 3.2.25 of the Disbursement Agreement is hereby amended by replacing the words “One Hundred Fifty Million Dollars ($150,000,000)” with the words “Three Hundred Million Dollars ($300,000,000)”.

f. Article 4. Article 4 of the Disbursement Agreement is hereby amended by deleting the first paragraph there of in its entirety and replacing it with the following:

“The Company makes all of the following representations and warranties to and in favor of each Funding Agent (so long as such Funding Agent is a party hereto), the Lenders and the Disbursement Agent as of the Closing Date and the date of each Advance, except as such representations relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date). All of these representations and warranties shall survive the Closing Date and the Advances until termination of this Agreement in accordance with Section 11.15. The following representations and warranties are made (i) as to the Phase I Project prior to the Phase I Final Completion Date only and (ii) as to the Phase II Project, only after the Phase II Approval Date.”

g. Section 5.1.3. Section 5.1.3 of the Disbursement Agreement is hereby amended by deleting the words “Section 5.1.4” where they appear therein and replacing such words with the words “Section 5.1.3”.

h. Section 5.1.4. The Disbursement Agreement is hereby amended by deleting Section 5.1.4 thereof in its entirety and replacing it with the following:

“5.1.4 Excess Cash Flows.

(a) Within three (3) Banking Days after the end of each calendar quarter occurring prior to the Phase II Final Completion Date, the Company shall deposit or cause to be deposited into the Company’s Funds Account an amount at least equal to the lesser of: (x) the amount shown under the column “Excess Cash Flow” for such calendar quarter in the Projected Excess Cash Flow Schedule and (y) the amount required for the Projects to be In Balance.

(b) (i) Subject to clause (ii) below, the Company may from time to time revise the Projected Excess Cash Flow Schedule (as in effect from time to time) to reflect, for any given calendar quarter, a decrease in the anticipated “Excess Cash Flow” (as such term is defined in the Bank Credit Agreement) for the Projects by delivering to the Bank Agent a revised Projected Excess Cash Flow Schedule reflecting such decrease.

(ii) In any event, if the actual “Excess Cash Flow” (as such term is defined in the Bank Credit Agreement) generated by the Projects in any two consecutive full calendar quarters (the second such quarter being referred to herein as the “Second Shortfall

Quarter”) prior to the Phase II Final Completion Date is less than the aggregate amount shown under the column “Excess Cash Flow” for such calendar quarters, then the Company shall immediately notify the Bank Agent of such shortfall and no later than thirty (30) days after the end of the Second Shortfall Quarter, submit to the Bank Agent a revised Projected Excess Cash Flow Schedule reflecting the Bank Agent’s reasonable expectations (after consultation with the Company and after taking into consideration, among other things, the prior performance of the Projects) for the generation of Excess Cash Flow by the Projects from such date through the Phase II Final Completion Date.

(iii) Any revised schedule delivered pursuant to clause (i) or (ii) above shall thereafter be deemed to be the “Projected Excess Cash Flow Schedule” for purposes of this Agreement without any further consent of any party hereto.”

i. Section 11.1 Section 11.1 of the Disbursement Agreement is hereby amended by replacing the notice address for Skadden, Arps, Slate, Meagher & Flom LLP with the following:

“Boies, Schiller & Flexner LLP

333 Main Street

Armonk, New York 10504

Attn: Robert Leung, Esq.

Telephone No.: (914) 749-8200

Facsimile No.: (914) 749-8300”.

2. Attached hereto as Exhibit 2 is the “Projected Excess Cash Flow Schedule” identifying the anticipated “Excess Cash Flow” (as defined in the Bank Credit Agreement) for the Projects, broken down by quarter for each quarter from June 30, 2006 through the anticipated Phase II Final Completion Date.

3. MISCELLANEOUS. Except as set forth in this Amendment, all other terms and provisions of the Disbursement Agreement remain unmodified and in full force and effect. This Amendment shall be construed and enforced in accordance with the laws of the State of New York. In the event that any term or provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such term or provision is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term or provision contained herein. This Amendment may be executed in any number of identical counterparts.

[Signatures Appear on the Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

COMPANY:

WYNN LAS VEGAS, LLC,
a Nevada limited liability company

By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member

By:	Wynn Resorts, Limited, a Nevada corporation, its sole member

	By:	/s/ Ronald J. Kramer
Name: Ronald J. Kramer
Title: President

[Signature Page to Fourth Amendment to Master Disbursement Agreement]

BANK AGENT:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Brenda Casey
Name:	Brenda Casey
Title:	Director

By:	/s/ Joanna Soliman
Name:	Joanna Soliman
Title:	Assistant Vice President

DISBURSEMENT AGENT:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Brenda Casey
Name:	Brenda Casey
Title:	Director

By:	/s/ Joanna Soliman
Name:	Joanna Soliman
Title:	Assistant Vice President

[Signature Page to Fourth Amendment to Master Disbursement Agreement]